UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

Scivanta Medical Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-27119	22-2436721
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 215 Morris Avenue, Spring Lake, New Jersey 07762

(address of principal executive offices) (zip code)

(732) 282-1620

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2018, the Board of Directors of the registrant accepted the resignation of Thomas Gifford as President and a member of the registrant’s Board of Directors and appointed Leonard Lovallo as President. Leonard Lovallo, 37, is Managing Member of Millennial Investments, LLC, a consulting firm that he controls, through which he has, since 2014, assisted public and private companies in the areas of mergers, acquisitions, debt restructuring, equity investments and corporate governance. Mr. Lovallo graduated from the State University of New York (Buffalo) with a BA in psychology. In connection with his being appointed as President of the registrant Mr. Lovallo is receiving 500,000 shares of the registrant’s common stock, an award of 1,000,000 shares upon the registrant becoming current in its SEC filings and a salary of $2,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019	Scivanta Medical Corporation

	By:	/s/ Leonard Lovallo
Name: Leonard Lovallo
Title: President

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